EXHIBIT 23.2


                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this joint proxy statement/prospectus of our report dated March 7, 1997 incorporated by reference in the Shared Technologies Fairchild, Inc. Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this joint proxy statement/prospectus.



                                                     /s/ Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP


Washington,D.C.
October 24, 1997